UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 18, 2021

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by NeoGenomics, Inc. (the “Company”) with the Securities and Exchange Commission on June 24, 2021 (the “Original Report”). In the Original Report, the Company disclosed that, among other events, Clive Morris, who previously served as the Chief Executive Officer of Inivata Limited (“Inivata”), was appointed the President of Inivata effective immediately following the completion of the Company’s acquisition of Inivata. This Amendment No. 1 is being filed to provide a description of the compensation arrangements contained within the service agreement (the “Service Agreement”) entered into after the date of the Original Report between Inivata Limited, a wholly-owned subsidiary of the Company, and Mr. Morris in connection with Mr. Morris’s appointment as President of Inivata. Except as set forth herein, this Amendment No. 1 does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 18, 2021, Inivata Limited, a wholly-owned subsidiary of the Company, and Mr. Morris entered into a Service Agreement which provided that Mr. Morris’s base salary will be £405,000 per year. Mr. Morris is also eligible to receive an annual performance-based bonus, which will be targeted at 50% of his base salary. This bonus is contingent upon completion of specific metrics established by the Compensation Committee for such fiscal year. Mr. Morris is also eligible to receive a retention cash bonus of £607,500, 50% of which is payable on June 30, 2022 if Mr. Morris remains employed by the Company on such date and the remaining 50% is subject to the terms and conditions set out in the Service Agreement. Mr. Morris is eligible for up to 25 days of paid time off per year together with usual bank and other public holidays in England. Mr. Morris shall also receive a cash payment of $100,000 to be paid within 30 days of the closing of the acquisition of Inivata.
The Service Agreement also provides that Mr. Morris was granted, on the effective date of the Service Agreement, an equity award valued at $1,400,000, which was comprised of 10,708 shares of restricted stock subject to four year vesting, and an option to purchase 53,857 shares of the Company's common stock at an exercise price equivalent to the closing price per share at which such stock was quoted on the NASDAQ Stock Market on the date prior to the grant date. The option has a seven year term, subject to continued employment, and will vest ratably over the first four anniversary dates of the grant date.
The Service Agreement also provides for Mr. Morris’ participation in the pension scheme of Inivata with employer contributions made at a rate of 10% of salary each month and employee contributions at a rate of 4% of salary each month.
Under the Service Agreement, Mr. Morris is subject to non-competition and non-solicitation covenants.
Mr. Morris does not have any related party transactions or family relationships with the Company or any of the Company’s other officers or directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Kathryn B. McKenzie
Chief Financial Officer
July 15, 2021